                          AGREEMENT AND PLAN OF MERGER



                                     BETWEEN



                             GLENDALE FEDERAL BANK,
                              FEDERAL SAVINGS BANK



                                       AND



                               TRANSWORLD BANCORP
                                       and
                                 TRANSWORLD BANK




                  ---------------------------------------------

                          Dated as of November 1, 1996

                 ----------------------------------------------

                                TABLE OF CONTENTS

                                                                                    Page
                                                                                    ----
RECITALS .............................................................................1

ARTICLE I.       THE MERGER...........................................................2
         1.1.    Structure of Merger..................................................2
         1.2.    Effect on Outstanding Shares.........................................2
         1.3.    Exchange Procedures..................................................3
         1.4.    Dissenters' Rights...................................................5
         1.5.    Options..............................................................5
         1.6.    Alternative Structure................................................6

ARTICLE II.      CONDUCT PENDING THE MERGER ..........................................6
         2.1.    Conduct of Business Prior to the Effective
                 Time.................................................................6
         2.2.    Forbearance by the TW Entities.......................................7
         2.3.    Cooperation..........................................................9

ARTICLE III.     REPRESENTATIONS AND WARRANTIES......................................10
         3.1.    Disclosure Letter...................................................10
         3.2.    Standards...........................................................10
         3.3.    Representations and Warranties of the TW
                 Entities............................................................10
         3.4.    Representations and Warranties of the
                 Acquiror............................................................23

ARTICLE IV.      COVENANTS...........................................................25
         4.1.    Acquisition Proposals...............................................25
         4.2.    Certain Policies of the TW Entities.................................26
         4.3.    Employees...........................................................26
         4.4.    Access to Information...............................................28
         4.5.    Regulatory Matters..................................................28
         4.6.    Actions.............................................................29
         4.7.    Publicity...........................................................30
         4.8.    Proxy Statement.....................................................30
         4.9.    Shareholder Action..................................................30
         4.10.   Notification of Certain Matters.....................................31
         4.11.   Tax Matters.........................................................31
         4.12.   Merger Sub..........................................................31
         4.13.   Updated Disclosure Letter...........................................32
         4.14.   D&O Insurance.......................................................32

ARTICLE V.       CONDITIONS TO CONSUMMATION..........................................32
         5.1.    Conditions to All Parties' Obligations..............................32
         5.2.    Conditions to Obligations of the Acquiror...........................33
         5.3.    Conditions to Obligations of the TW Entities........................34

ARTICLE VI.      TERMINATION.........................................................34
         6.1.    Termination.........................................................34
         6.2.    Effect of Termination...............................................35

ARTICLE VII.     EFFECTIVE DATE AND EFFECTIVE TIME...................................37
         7.1.    Effective Date and Effective Time...................................37

ARTICLE VIII.    OTHER MATTERS.......................................................37
         8.1.    Certain Definitions: Interpretation.................................37
         8.2.    Survival............................................................38
         8.3.    Waiver..............................................................39
         8.4.    Counterparts........................................................39
         8.5.    Governing Law.......................................................39
         8.6.    Expenses............................................................39
         8.7.    Notices.............................................................39
         8.8.    Entire Agreement; No Third Party
                 Beneficiaries.......................................................40
         8.9.    Parties Bound; Assignment...........................................40
         8.10.   Severability........................................................40
         8.11.   Captions............................................................41

Exhibits

Exhibit A - Agreement of Merger

Exhibit B - TransWorld Retention Bonus Plan

Exhibit C - Legal Opinion of TW Entities' Counsel

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into as of November 1, 1996 between GLENDALE FEDERAL BANK, FEDERAL SAVINGS BANK (the "Acquiror"), on the one hand, and TRANSWORLD BANCORP ("TW Holding") and its wholly-owned subsidiary, TRANSWORLD BANK ("TW Bank" and, together with TW Holding, the "TW Entities"), on the other, with respect to the following facts:


                                    RECITALS

         A. The Acquiror is a federal savings bank regulated by the Office of Thrift Supervision of the Department of the Treasury (the "OTS"). Its customer deposit accounts are insured by the Savings Association Insurance Fund (the "SAIF") of the Federal Deposit Insurance Corporation (the "FDIC").

         B. TW Holding is a corporation organized under the laws of the State of California that owns all of the issued and outstanding stock of TW Bank. TW Holding is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"), and is regulated as such by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"). TW Bank is a commercial bank organized under the laws of the State of California that is not a member bank of the Federal Reserve System. TW Bank is regulated by the California State Banking Department and the FDIC. Its customer deposit accounts are insured by the Bank Insurance Fund (the "BIF") of the FDIC.

         C. The respective boards of directors of the Acquiror and the TW Entities have determined that it is desirable and in the best interests of their respective shareholders and depositors that a newly created, wholly-owned interim subsidiary corporation of the Acquiror organized under California law ("Merger Sub") be merged with and into TW Holding in a merger transaction in which the shareholders of TW Holding will receive solely cash in the amount provided for herein in exchange for their shares, all on the terms and subject to the conditions set forth in this Agreement and such boards of directors have approved this Agreement and the execution, delivery and performance hereof by the officers of their respective companies.

         D. As a condition and inducement to the Acquiror's willingness to enter into this Agreement, certain shareholders of TW Holding are concurrently herewith entering into a Shareholder Agreements dated as of the date hereof (the "Shareholder Agreements") pursuant to which such signatory shareholders agree to vote all shares of Holding Common Stock owned or controlled by them to approve this Agreement and the transactions provided for herein.


                                    AGREEMENT

              NOW, THEREFORE, the parties hereto agree as follows:


                              ARTICLE I. THE MERGER


         Section 1.1. Structure of Merger. At the Effective Time (as defined in
Section 7.1), Merger Sub will be merged (the "Merger") with and into TW Holding pursuant to the Agreement of Merger (the "Merger Agreement") attached as Exhibit A hereto and applicable law and regulations. TW Holding shall be the surviving corporation in the Merger (the "Surviving Corporation"). The separate corporate existence of Merger Sub shall thereupon cease and the Surviving Corporation shall succeed to all of the assets, rights, properties, obligations and liabilities of Merger Sub, and shall retain all of the assets, rights, properties, obligations and liabilities that TW Holding held or to which TW Holding was subject immediately prior to the Effective Time, all as provided in the applicable provisions of the California General Corporation Law. At the Effective Time, the articles of incorporation and by-laws of TW Holding, as in effect immediately prior to the Effective Time, shall become the articles of incorporation and by-laws of the Surviving Corporation. Also at the Effective Time, the directors and officers of Merger Sub immediately prior thereto shall become the directors and officers of the Surviving Corporation.

         Section 1.2. Effect on Outstanding Shares. (a) By virtue of the Merger, automatically and without necessity of any action on the part of the holders of the outstanding shares of Holding Common Stock, each share of the common stock, without par value, of TW Holding ("Holding Common Stock") issued and outstanding at the Effective Time (other than "Excluded Shares," as defined below) shall be converted into the right solely to receive $18.25 in cash, without interest (the "Merger Consideration").

         (b) By virtue of the Merger, the shares of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall at the Effective Time, automatically and without necessity of any action on the part of the Acquiror, be converted into shares of the Surviving Corporation and shall thereafter constitute all of the issued and outstanding shares of the capital stock of the Surviving Corporation.

         (c) "Excluded Shares" shall mean (i) shares of Holding Common Stock held by any holder (a "Dissenting Shareholder") who shall have taken the necessary steps to seek appraisal of and to demand payment for such shares of Holding Common Stock pursuant to the dissenters rights provisions of California law (the "Dissenting Shares"), and (ii) shares of Holding Common Stock held as treasury stock by TW Holding or TW Bank.

         (d) Dissenting Shares shall be treated as provided in Section 1.4. All other Excluded Shares shall be canceled and retired and no payment shall be made with respect thereto.

         Section 1.3. Exchange Procedures. (a) At and after the Effective Time, the certificates that previously represented shares of Holding Common Stock outstanding immediately prior to the Effective Time (each, a "Certificate") shall represent only the right to receive the Merger Consideration, without interest.

         (b) At or prior to the Effective Time, the Acquiror shall deposit cash in the amount equal to the aggregate Merger Consideration to be paid to the holders of shares of Holding Common Stock pursuant to Section 1.2 with a bank, savings and loan association or trust company to be selected by the Acquiror located, or with an office, in Los Angeles County, California and reasonably acceptable to TW Holding (the "Exchange Agent").

         (c) As soon as practicable, but in no event later than five business days, after the Effective Time the Acquiror shall cause the Exchange Agent to mail to each holder of a Certificate or Certificates of record as of the close of business on the Effective Date, the following: (i) a letter of transmittal specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, which shall be in such form and contain such reasonable provisions as the Acquiror shall determine; and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. The Acquiror shall also make appropriate provisions with the Exchange Agent to enable such holders of a Certificate or Certificates to deliver such Certificate or Certificates to the Exchange Agent in person commencing on or not later than the business day following the Effective Time. Upon the proper surrender of a Certificate to the Exchange Agent, together with a properly completed and duly executed letter of transmittal, the holder of such Certificate shall be entitled to receive in exchange therefor a check (or in the case of a shareholder owning 20,000 or more shares of Holding Common Stock, a wire transfer to an account specified by such shareholder) representing the Merger Consideration which such holder has the right to receive in respect of the Certificate or Certificates surrendered pursuant to the provisions hereof, and the

Certificate or Certificates so surrendered shall forthwith be canceled. The Exchange Agent shall as soon as practicable upon receipt of each Certificate make payment of the Merger Consideration to such holder. No interest shall be paid or accrued on the Merger Consideration. In the case of a transfer of ownership of any shares of Holding Common Stock not registered in the transfer records of TW Holding, a check for the Merger Consideration may only be issued (or wire transfer sent) to the transferee if each Certificate representing such Holding Common Stock is presented to the Exchange Agent, accompanied by documents sufficient, in the judgment of the Acquiror, (i) to evidence and effect such transfer and (ii) to evidence that all applicable stock transfer taxes have been paid.

         (d) From and after the Effective Time, there shall be no transfers on the stock transfer records of TW Holding of any shares of Holding Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Acquiror or the Surviving Corporation, they shall only be canceled and exchanged for the Merger Consideration deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Section 1.3.

         (e) Any portion of the aggregate Merger Consideration or the proceeds of any investments thereof that remains unclaimed by the shareholders of TW Holding for twelve months after the Effective Time shall be repaid by the Exchange Agent to the Acquiror. Any shareholders of TW Holding who have not thereto- fore complied with this Section 1.3 shall thereafter only be entitled to look to the Acquiror for payment of the Merger Consideration deliverable to them in respect of each share of Holding Common Stock such shareholder holds of record as determined pursuant to this Agreement. If outstanding Certificates are not surrendered or the payment for the Holding Common Stock represented thereby is not claimed prior to the date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed Certificates and the funds payable in respect thereof shall, to the extent permitted by applicable abandoned property, escheat or other applicable law, become the property of the Acquiror (and to the extent not in its possession shall be paid over to it), free and clear of all claims or interest of any person previously entitled thereto. Notwithstanding the foregoing, none of the Acquiror, the Surviving Corporation, the Exchange Agent or any other person shall be liable to any former holder of Holding Common Stock for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

         (f) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to have been lost, stolen or destroyed and, if required by the Exchange Agent or the Acquiror, the posting by such person of a bond in such amount as the Exchange Agent or the Acquiror, as the case may be, may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

         Section 1.4. Dissenters' Rights. Dissenting Shares shall not be converted into the right to receive the Merger Consideration at or after the Effective Time unless and until the holder of such Dissenting Shares withdraws his or her demand for appraisal and payment with respect to such Dissenting Shares with the consent of the Acquiror or TW Holding, if such consent is required, or becomes ineligible for such appraisal and payment. If a holder of Dissenting Shares shall withdraw in writing his or her demand for such appraisal and payment with the consent of the Acquiror or TW Holding, if such consent is required, or shall become ineligible for such appraisal and payment (through failure to comply with the requirements of applicable law therefor or otherwise), then, as of the later of the Effective Time or the occurrence of such event, such holder's Dissenting Shares shall automatically be converted into and represent the right to receive the Merger Consideration (without interest thereon). TW Holding shall give the Acquiror prompt notice of any demands for such appraisal, withdrawals of demands for such appraisal and any other instruments served pursuant to applicable law that are received by TW Holding or its representatives. TW Holding shall not voluntarily make any payment with respect to any such demands for appraisal and shall not, except with the prior written consent of the Acquiror, settle or offer to settle any such demands. Each holder of Dissenting Shares shall have only such rights and remedies as are granted to such holder under the provisions of applicable law and regulations. Dissenting Shares shall not, after the Effective Time, be entitled to vote for any purpose or be entitled to the payment of dividends or other distributions (except any such dividends or other distributions as may have been payable to the shareholders of TW Holding of record prior to the Effective Time).

         Section 1.5. Options. TW Holding shall offer to purchase each option granted by TW Holding to purchase shares of Holding Common Stock pursuant to employee stock options theretofore granted pursuant to employee stock option plans of TW Holding described in the TW Disclosure Letter (as defined in Section 3.1) that has not theretofore been exercised or terminated, whether or not then otherwise fully vested or fully exercisable, at a price equal to (i) the difference between (x) the per share amount of the Merger Consideration and (y) the per share exercise price applicable to such option multiplied by (ii) the number of such shares of Holding Common Stock then subject to such option. TW Holding will make the payments required to be made to holders of options under this Section 1.5 immediately prior to the Effective Time. Any such option not purchased by TW Holding pursuant to such offer and not exercised prior to the Effective Time shall expire at the Effective Time.

         Section 1.6. Alternative Structure. Notwithstanding anything in this Agreement to the contrary, the Acquiror may specify that the TW Entities, the Acquiror and any subsidiary or affiliate of the Acquiror shall enter into transactions other than those described in Article I hereof in order to effect the acquisition of the TW Entities by the Acquiror, and the TW Entities and the Acquiror shall take all action necessary and appropriate to effect, or cause to be effected, such transactions; provided, however, that no such transaction, regardless of whether it is structured as a merger or otherwise, may (i) alter or change the amount or kind of the Merger Consideration as defined by Section 1.2(a), (ii) materially and adversely affect the economic benefits of the Merger to the holders of Holding Common Stock, or (iii) materially increase the possibility that the amount of time required to complete the acquisition of the TW Entities by the Acquiror will extend beyond the Termination Date (as defined in Section 6.1(d)).


                     ARTICLE II. CONDUCT PENDING THE MERGER

         Section 2.1. Conduct of Business Prior to the Effective Time. Except as required by applicable law, rule or regulation, as expressly provided in this Agreement, as agreed to by the Acquiror in writing during the period from the date of this Agreement to the Effective Time or as set forth in the TW Disclosure Letter, the TW Entities shall each (i) conduct its business and maintain its books and records in the usual, regular and ordinary course, and in a manner consistent with past practice, (ii) use all commercially reasonable efforts to maintain and preserve intact its business organization, properties, leases, and advantageous business relationships and to retain the services of its officers and employees, (iii) take no action which could reasonably be expected to adversely affect or delay the ability of the TW Entities, the Acquiror or Merger Sub to obtain any necessary approvals, consents or waivers of any governmental authority or other person required for the transactions contemplated hereby or to perform its covenants and agreements on a timely basis under this Agreement, and (iv) take no action that could reasonably be expected to have a material adverse effect on the TW Entities.

         Section 2.2. Forbearance by the TW Entities. During the period from the date of this Agreement to the Effective Time, and except as contemplated by this Agreement, the TW Entities shall not, without the prior written consent of the
Acquiror:

         (a) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person; provided, however, that neither of the TW Entities shall in any event incur any indebtedness for borrowed money, including reverse repurchase agreements and whether or not in the ordinary course of business, with a maturity exceeding thirty days (it being agreed that any reverse repurchase agreements permitted by this Section 2.2(a) may be renewed for additional thirty-day periods, provided that no advance commitment to so renew may be given to the customer);

         (b) issue, redeem or purchase any shares of its capital stock, except pursuant to existing options to purchase shares of Holding Common Stock that are listed in the TW Disclosure Letter; adjust, split, combine or reclassify any shares of capital stock; make, declare or pay any dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock, or any securities or obligations convertible into or exchangeable for any shares of its capital stock; or grant any stock appreciation rights or grant, sell or issue to any individual, corporation or other person any right or option to acquire, or securities evidencing a right to convert into or acquire, any shares of its capital stock;

         (c) other than in the ordinary course of business consistent with past practice and with the other terms, covenants and conditions of this Agreement, sell, transfer, mortgage, encumber or otherwise dispose of any of its properties, leases or assets to any person (it being agreed that sales in accordance with TW Bank's past practice of real estate acquired through foreclosure or by transfer in lieu of foreclosure shall be considered to be in the ordinary course of business), or cancel, release or assign any indebtedness of any such person, except pursuant to contracts or agreements requiring the same that are in force at the date of this Agreement and have been disclosed to the Acquiror in the TW Disclosure Letter;

         (d) hire any replacement employee above the level of Assistant Vice President, enter into, renew, amend or modify any employment agreement with any employee or director, increase in any manner the compensation or fringe benefits of any of its employees or directors, or create or institute, or make any payments pursuant to, any severance plan or package, or pay any pension or retirement allowance not required by any existing plan or agreement to any such employees or directors, or become a party to, amend, commit itself to, or otherwise establish any trust or account related to, any Employee Agreement (as defined in Section 3.3(n)), with or for the benefit of any employee, other than general increases in compensation in the ordinary course of business consistent with past practice, or voluntarily accelerate the vesting of any stock options or other compensation or benefit or declare or pay any bonus (except that the TW Entities shall be permitted to pay annual bonuses previously accrued for and payable in accordance with the TW Entities' existing compensation policies);

         (e) other than in the ordinary course of business consistent with past practice (it being agreed that credit bids for collateral shall be considered to be in the ordinary course of business), make any investment in any person or entity, whether by purchase of stock or other securities or contributions to the capital of such entity, make any property transfers to any person or entity, or purchase any property or assets of any person or entity; provided, that no such investment or series of related investments, whether or not made in the ordinary course of business, shall be made in excess of $50,000 except in (i) securities which would be reported under the caption "Cash and Cash Equivalents" on the TW Entities' balance sheets or statements of financial condition, and (ii) United States Treasury securities and securities of agencies and instrumentalities of the federal government that represent full faith and credit obligations of such agencies and instrumentalities (collectively, "Federal Government Securities") with a maturity of not more than six months; provided, further, that (iii) TW Bank may invest the proceeds received by it at the maturity of its securities investments at the date of this Agreement in Federal Government Securities having remaining terms to maturity as of the date of investment not exceeding one year; and (iv) in no event shall the TW Entities make any acquisition of equity securities or business operations;

         (f) enter into, renew or terminate any contract or agreement requiring payment by any TW Entity of more than $36,000 in any year, of more than six months in duration, or that is not cancelable without penalty on not more than sixty days notice (except for any contract to sell real estate by foreclosure or by deed or other transfer in lieu of foreclosure entered into in the ordinary course of business) or amend, modify or terminate any material leases or contracts of any TW Entity;

         (g) settle any claim, action or proceeding involving any liability of any TW Entity for money damages in excess of $25,000 or that would have a material adverse effect on any TW Entity or that would involve material restrictions upon the operations of any TW Entity;

         (h) except in the ordinary course of business, waive or release any material right or collateral or cancel or compromise any extension of credit or other debt or claim;

         (i) except in the ordinary course of business, make, renegotiate, renew, increase, modify, extend or purchase any loan, lease, advance, credit enhancement or other extension of credit, or make any commitment in respect of any of the foregoing;

         (j) except as contemplated by Section 4.2, change any of its methods of accounting as the same were in effect at December 31, 1995, except as required by changes in generally accepted accounting principles, as concurred in by the independent auditors of TW Holding, or as required by regulatory accounting principles or other regulatory requirements;

         (k) enter into any new activities or lines of business, solicit or accept brokered deposits, or cease to conduct any material activities or lines of business that it conducts on the date hereof, materially change its deposit pricing policy or mix of deposits, or conduct any material business activity not consistent with past practice;

         (l) amend its articles of incorporation or its by-laws or adopt any plan of liquidation, whether formal or informal;

         (m) make any capital expenditure other than in the ordinary course of business or as necessary to maintain its assets, and in any event, whether or not in the ordinary course of business, not exceeding $50,000; or

         (n) agree, or make any commitment, to take any of the actions prohibited by this Section 2.2.

         Section 2.3. Cooperation. The TW Entities, the Acquiror and Merger Sub shall each cooperate with one another in completing the transactions contemplated hereby and shall not take, cause to be taken or agree, or make any commitment, to take any action: (i) that is intended or may reasonably be expected to cause any of their respective representations or warranties set forth in this Agreement not to be true and correct, or (ii) that is inconsistent with or prohibited by the provisions of this Agreement.

                   ARTICLE III. REPRESENTATIONS AND WARRANTIES

         Section 3.1. Disclosure Letter. On or prior to the date of the execution and delivery hereof, the TW Entities have delivered a letter (the "TW Disclosure Letter") to the Acquiror setting forth, among other things, facts, circumstances and events the disclosure of which is required or appropriate in relation to its representations and warranties set forth in Section 3.3 (and making specific reference to the Section or Sections of this Agreement to which they relate). The inclusion of a fact, circumstance or event in the TW Disclosure Letter, however, shall not be deemed an admission that such item represents a material exception or that the absence of such item would cause the representation or warranty to which it relates to be untrue or incorrect.

         Section 3.2. Standards. No representation or warranty of the TW Entities or the Acquiror contained in Sections 3.3 or 3.4, respectively, shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, on account of the existence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph of Sections 3.3 or 3.4, as applicable, (A) is material and adverse to the business, financial condition or results of operations of the TW Entities or the Acquiror, as applicable, and their respective subsidiaries taken as a whole, (B) significantly and adversely affects the ability of the TW Entities or the Acquiror, as applicable, to consummate the Merger by the Termination Date or to perform its material obligations hereunder or (C) enables any person to prevent the consummation of the Merger by the Termination Date.

         Section 3.3. Representations and Warranties of the TW Entities. Except as set forth in the TW Disclosure Letter, each of the TW Entities represents and warrants to the Acquiror that:

         (a) Organization. (i) TW Holding has been duly organized and is validly existing and in good standing as a corporation under the laws of the State of California. TW Holding has all requisite corporate and other power and authority (including all federal, state and local administrative and other governmental and regulatory authorizations) to carry on its business as it is now being conducted and to own its properties and assets. Without limiting the generality of the foregoing, TW Holding is registered as a bank holding company under the BHCA and is not subject to any special restrictions, conditions or other limitations, not applicable to bank holding companies under the BHCA generally;

                  (ii) TW Bank has been duly organized and is validly existing and in good standing as a state-chartered commercial bank under the laws of the State of California. The customer deposit accounts of TW Bank are insured by the BIF to the extent provided for commercial banks generally in the Federal Deposit Insurance Act, without any special limitation or restriction. TW Bank has all requisite corporate and other power and authority (including all federal, state and local administrative and other governmental and regulatory authorizations) to carry on its business as it is now being conducted and to own its properties and assets.

         (b) Qualifications. Each of the TW Entities is duly qualified and in good standing in all jurisdictions where such qualification is required to carry on its business as it is now being conducted and to own all its properties and assets.

         (c) Capital Stock. The authorized capital stock of TW Holding consists solely of 6,000,000 shares of common stock, without par value, of which 3,451,715 shares are issued and outstanding as of the date of this Agreement. TW Holding has no outstanding voting securities other than the outstanding shares of Holding Common Stock referred to in the first sentence of this paragraph. Except for shares of Holding Common Stock that are issuable pursuant to the employee stock options granted pursuant to duly adopted stock option plans that are listed in the TW Disclosure Letter, no shares of capital stock of TW Holding are reserved for issuance upon the exercise of outstanding options, warrants or other rights of any kind or upon conversion of or in exchange for any other securities or pursuant to any other contractual arrangement or understanding. All outstanding shares of capital stock of the TW Entities are duly authorized, validly issued and outstanding, fully paid and, subject (with respect to TW Bank only) to Section 662 of the California Financial Code, non-assessable. None of the shares of authorized capital stock of the TW Entities is subject to any statutory or contractual preemptive or similar rights.

         (d) TW Bank; Significant Investments. All of the outstanding shares of capital stock of TW Bank are owned of record and beneficially, and not subject to any lien, charge, encumbrance, restriction on transfer or adverse ownership or other claim of any third party, solely by TW Holding. TW Holding has no subsidiaries (as defined in Section 8.1) other than TW Bank. Except as stated in the preceding sentence, neither of the TW Entities owns any equity securities, any security convertible or exchangeable into an equity security or any rights to acquire any equity security, other than any equity securities held as collateral for loans.

         (e) Authority and Shareholder Approvals. (i) This Agreement is a valid and binding agreement of the TW Entities enforceable against them in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. Upon the receipt of the shareholder approval of this Agreement by the holders of Holding Common Stock, the completion of the transactions contemplated by this Agreement will have been authorized by all necessary corporate action of TW Holding.

                  (ii) The only shareholder vote required for approval of this Agreement and consummation of the Merger and the other transactions contemplated hereby on the part of the TW Entities is the vote of the outstanding shares of Holding Common Stock required under applicable California law.

         (f) No Violations. The execution, delivery and performance of this Agreement by the TW Entities do not, and the consummation of the transactions contemplated hereby by the TW Entities will not, constitute (i) a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of the TW Entities or to which the TW Entities (or any of their respective properties) is subject, or enable any person to enjoin the Merger or the other transactions contemplated hereby, (ii) a breach or violation of, or a default under, the articles of incorporation or by-laws or similar organizational documents of the TW Entities or (iii) a breach or violation of, or a default under (or an event which with due notice or lapse of time or both would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of the TW Entities under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which either of the TW Entities is a party, or to which any of their respective properties or assets may be bound or affected; and the consummation of the transactions contemplated hereby will not require the TW Entities to obtain any approval, consent or waiver under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the approval, consent or waiver of any other party to any such agreement, indenture or instrument, other than (i) the required approvals, consents and waivers of governmental authorities or other persons referred to in Section 5.1(b), (ii) the approval of the shareholders of the TW Entities referred to in Section 3.3(e), and (iii) such approvals, consents or waivers, if any, as are required under federal and state securities laws in connection with the transactions contemplated by this Agreement.

         (g) Reports. (i) As of their respective dates, neither the annual report on Form 10-K filed by TW Holding with the Securities and Exchange Commission ("SEC") nor the audited financial statements of the TW Entities for the fiscal year ended December 31, 1995, and no other document filed by the TW Entities subsequent to December 31, 1993 (including, without limitation, annual or quarterly reports on Forms 10-K and 10-Q or other reports, unaudited or subsequent audited financial statements filed with the SEC, the Federal Reserve Board, the FDIC, or the California State Banking Department (all of the financial statements and other documents referred to in this clause (i) being collectively referred to in this Agreement as, the "Reports"), contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. True and complete copies of all such Reports filed on or after December 31, 1993 have been delivered to the Acquiror, and the TW Entities shall provide the Acquiror with true and complete copies of all Reports filed subsequent to the date hereof immediately after such Reports are filed. Each of the statements of financial condition or balance sheets contained or incorporated by reference in the Reports (including in each case any related notes and schedules) fairly presented or will fairly present, as the case may be, the financial position of the entity or entities to which it relates as of its date and each of the statements of operations or income, statements of cash flows and statements of shareholders' equity, contained or incorporated by reference in the Reports (including in each case any related notes and schedules), fairly presented or will fairly present, as the case may be, the results of operations, shareholders' equity and cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments that are not material in amount or effect and to the lack of complete footnotes), in each case in accordance with generally accepted accounting principles and applicable regulatory accounting principles and instructions consistently applied throughout the periods involved, except as may be stated therein. Consistent with the foregoing, the allowances for possible loan and lease losses reflected in the Reports were or, in the case of Reports dated after the date hereof, will be in the opinion of the TW Entities' management (based on the facts known to them at the time of filing of such Reports and their review of applicable law and regulations) adequate as of the respective dates thereof under generally accepted accounting principles and regulatory accounting principles as applicable to commercial banks and their holding companies.

                  (ii) The TW Entities have timely filed all material reports and statements, together with any amendments required to be made with respect thereto, with the SEC, the Federal Reserve Board, the FDIC, the California State Banking Department and any other applicable Government Regulators (as defined in Section 3.3(k)), and all other material reports and statements required to be filed by them and have paid all fees and assessments due and payable in connection therewith.

         (h) Absence of Certain Changes or Events. Except as disclosed in the Reports and except as contemplated by this Agreement or disclosed in the TW Disclosure Letter, since December 31, 1995: (i) the TW Entities have not incurred any liability, except in the ordinary course of their businesses consistent with past practice; (ii) the TW Entities have conducted their respective businesses only in the ordinary and usual course of such businesses; and (iii) there has not been any change in the financial condition, properties, business, or results of operations of the TW Entities which, individually or in the aggregate, is reasonably likely to have a material adverse effect on the TW Entities taken as a whole.

         (i) Taxes. All federal, state, local, and foreign tax returns required to be filed by or on behalf of the TW Entities have been timely filed or requests for extensions have been timely filed, any such requested extensions have been granted and have not expired, and all such filed returns are complete and accurate in all material respects. All taxes shown on such returns to be due have been paid in full or adequate provision has been made for any such taxes in the financial statements of the TW Entities in accordance with generally accepted accounting principles. There is no audit, examination, deficiency assessment, or refund litigation currently pending with respect to any taxes of the TW Entities. All taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation relating to the TW Entities have been paid in full or adequate provision has been made for any such taxes in the financial statements of the TW Entities in accordance with generally accepted accounting principles. No extensions or waivers of statutes of limitations have been given by or requested with respect to any taxes of the TW Entities. Neither TW Holding nor TW Bank has within the past three years adopted any plan, whether formal or informal, of liquidation of TW Holding or TW Bank. No shares of stock of TW Holding and no shares of stock of TW Bank have been redeemed within the past three years. During the three-year period ending at the Effective Time, no assets of TW Holding or TW Bank will have been disposed of otherwise than in the ordinary course of business.

Neither TW Holding nor TW Bank has or will have acquired assets in any nontaxable transaction occurring within the three-year period ending at the Effective Time. Any other transactions undertaken by TW Holding or TW Bank contemporaneously with, in anticipation of, in conjunction with, or in any way related to the Merger have been fully disclosed to the Acquiror.

         (j) Absence of Claims. No litigation, proceeding or controversy before any court or governmental agency is pending, and there is no pending claim, action or proceeding against the TW Entities, and, to the best knowledge of the TW Entities, no such litigation, proceeding, controversy, claim or action has been threatened, nor, to the best knowledge of the TW Entities, is there any basis therefor. No claim (statutory or otherwise), demand, proceeding or other action is pending against the TW Entities by (i) any of their present or former employees or (ii) any person who sought to become employed by the TW Entities, and, to the best knowledge of the TW Entities, no such claim, demand, proceeding, or other action has been threatened, nor, to the best knowledge of the TW Entities, is there any basis therefor.

         (k) Absence of Regulatory Actions. Neither of the TW Entities is a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions relating to the foregoing at the request of, federal or state governmental authorities, including without limitation the SEC and regulatory agencies charged with the supervision or regulation of depository institutions or depository institution holding companies or engaged in the insurance of bank and/or savings and loan deposits, (collectively, "Government Regulators") nor has it been advised by any Government Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking. The TW Entities are not aware of any special facts or circumstances relating to the TW Entities that have not been disclosed to the Acquiror that would cause any of the Government Regulators or any other person or entity to fail to give any of the approvals, consents or waivers referred to in Section 5.1(b).

         (l) Contracts. (i) Except for arrangements made in the ordinary course of business, neither of the TW Entities is bound by any material contract to be performed after the date hereof that is not listed in the TW Disclosure Letter. Neither of the TW Entities is a party to an oral or written (A) consulting agreement involving the payment of more than $25,000 per annum, in the case of any such agreement with an individual, or $75,000 per annum, in the case of any other such agreement, (B) agreement with any executive officer or other key employee of the TW Entities, the benefits of which are contingent, or the terms of which are materially altered or any payments or rights pursuant to which are accelerated, upon the occurrence of a transaction involving the TW Entities of the nature contemplated by this Agreement and which provides for the payment of in excess of $25,000, (C) agreement with respect to any executive officer of the TW Entities providing any term of employment or compensation guarantee, (D) agreement or plan, including without limitation any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, (E) agreement containing covenants that limit the ability of the TW Entities to compete in any line of business or with any person, or that involve any restriction on the geographic area in which, or method by which, the TW Entities (including any successor thereof) may carry on its business (other than as may be required by law or any regulatory agency), or (F) agreement not referred to in any of the preceding clauses and providing for the payment by the TW Entities of $50,000 or more per annum.

                  (ii) Neither of the TW Entities is in default under or in violation of any provision of the contracts or any material note, bond, indenture, mortgage, deed of trust, loan agreement, lease or other agreement to which it is a party or by which it is bound or to which any of its respective properties or assets is subject, and, to the knowledge of the TW Entities, there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default.

         (m) Labor Matters. Neither of the TW Entities is a party to, or is bound by, any collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization, nor are the TW Entities the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment, nor is any strike, other labor dispute or organizational effort involving either of the TW Entities pending or, to the best knowledge of the TW Entities, threatened.

         (n) Employee Agreements. The TW Disclosure Letter contains a complete list of all employee agreements and all pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, employment, termination, severance, medical, health and other benefit plans, contracts, agreements, arrangements, including, but not limited to, "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), incentive and welfare policies, contracts, plans and arrangements and all trust agreements related thereto in respect of any present or former directors, officers, or other employees of the TW Entities or with respect to which any of the TW Entities or any entity that would be treated as a single employer with the TW Entities under section 414(b) or (c) of the Code (which entities are referred to herein as "ERISA Affiliates") may have any liability (all of the foregoing being hereinafter collectively referred to as the "Employee Agreements"). Except as set forth on the TW Disclosure Letter, (i) all of the Employee Agreements comply, and have been administered, in all material respects with all applicable requirements of ERISA, the Internal Revenue Code of 1986, as amended (the "Code"), and all other applicable laws and regulations and no event has occurred which will or could cause any such Employee Agreement to fail to comply with such requirements and no notice has been issued by any governmental authority questioning or challenging such compliance; (ii) none of the TW Entities, or any of their ERISA Affiliates has the right or obligation to accelerate the time of payment or vesting of any benefit or compensation payable under any Employee Agreement; (iii) a true and correct copy of each of the Employee Agreements and all contracts relating thereto, or to the funding thereof, including, without limitation, all trust agreements, insurance contracts, administration contracts, investment management agreements, subscription and participation agreements, and recordkeeping agreements, each as in effect on the date hereof, has been supplied or made available to the Acquiror; (iv) to the extent applicable, a true and correct copy of the most recent annual report, actuarial report, accountant's opinion of the plan's financial statements, summary plan description and Internal Revenue Service determination letter with respect to each Employee Agreement has been supplied to the Acquiror and there have been no material changes in the financial condition in the respective plans from that stated in the annual reports and actuarial reports supplied; (v) all Employee Agreements which are employee pension benefit plans (as defined in section 3(2) of ERISA) comply in form and in operation with all applicable requirements of sections 401(a) and 501(a) of the Code, there have been no amendments to such plans which are not the subject of a favorable determination letter issued with respect thereto by the Internal Revenue Service and no event has occurred which will or could give rise to disqualification of any such plan under such sections or to a tax under section 511 of the Code; (vi) there have been no "prohibited transactions" (as described in section 406 of ERISA or section 4975 of the Code) with respect to any Employee Agreement and none of the TW

Entities or any ERISA Affiliate has engaged in any prohibited transaction; (vii) there have been no acts or omissions by the TW Entities or any of their ERISA Affiliates which have given rise to or may give rise to fines, penalties, taxes or related charges under section 502 of ERISA or Chapters 43, 47 or 68 of the Code for which the TW Entities or any of their ERISA Affiliates may be liable;
(viii) there are no actions, suits or claims (other than routine claims for benefits) pending or threatened involving any Employee Agreement or the assets thereof and to the best knowledge of the TW Entities no facts exist which could give rise to any such actions, suits or claims (other than routine claims for benefits); (ix) no Employee Agreement is subject to Title IV of ERISA and no Employee Agreement is a multiemployer plan (as defined in section 3(37) or ERISA); and (x) none of the TW Entities or any of their ERISA Affiliates has any liability or contingent liability for providing, under any Employee Agreement or otherwise, any post-retirement medical or life insurance benefits, other than statutory liability for providing group health plan continuation coverage under
Part 6 of Title I of ERISA and section 4980B of the Code.

         (o) Title to Assets. Neither of the TW Entities owns any real estate or interest therein (other than real property security interests) that is not described in the TW Disclosure Letter. Each of the TW Entities has good title to its properties and assets (including any intellectual property asset, such as, without limitation, any trademark, service mark, trade name or copyright, used in its business), other than (i) as reflected in the Reports, (ii) property as to which it is lessee (as listed in the TW Disclosure Letter) and (iii) real estate owned as a result of foreclosure, transfer in lieu of foreclosure or other transfer in satisfaction of a debtor's obligation previously contracted.

         (p)      Compliance with Law.  Each of the TW Entities:

                  (i) has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and, to the knowledge of the TW Entities, no suspension or cancellation of any of them is threatened; and

                  (ii) is in compliance in the conduct of its business with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment

Act, the Home Mortgage Disclosure Act, the Americans With Disabilities Act, and all other fair lending laws or other laws relating to discrimination, and the Bank Secrecy Act.

         (q) Fees. Other than financial advisory services performed for TW Holding by Wedbush Morgan Securities, Inc. in an amount and pursuant to the agreement both disclosed to the Acquiror prior to the execution and delivery of this Agreement, neither the TW Entities, nor any of their respective officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder's fees. No broker or finder has acted directly or indirectly for either of the TW Entities in connection with this Agreement or the transactions contemplated hereby.

         (r)      Environmental Matters.

                  (i)      With respect to the TW Entities:

                           A. Each of the TW Entities is, and has been, in compliance with all Environmental Laws (as defined below);

                           B. Neither of the TW Entities has any knowledge of any noncompliance with any Environmental Laws with respect to the Loan Properties (as defined below);

                           C. There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to the best knowledge of the TW Entities, threatened, before any court, governmental agency or board or other forum against the TW Entities (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Hazardous Material (as defined below), whether or not occurring at or on a site owned, leased or operated by the TW Entities;

                           D. To the best knowledge of the TW Entities, there is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or threatened before any court, governmental agency or board or other forum relating to or against any Loan Property (or the TW Entities in respect of such Loan Property) (x) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Hazardous Material whether or not occurring at or on a site owned, leased or operated by a Loan Property;

                           E. To the best knowledge of the TW Entities, there are no existing facts or circumstances that could reasonably be expected to give rise to any suit, claim, action, demand, executive or administrative order, directive or proceeding of a type described in
         Section 3.3(r)(i)(B) or (C) above;

                           F. The properties currently or formerly owned or operated by the TW Entities (including, without limitation, soil, groundwater or surface water on, under or adjacent to the properties, and buildings thereon) are not contaminated with and, with the exception of commercially available office and cleaning supplies, do not otherwise contain any Hazardous Material that could reasonably be expected to give rise to liability to the TW Entities;

                           G. The TW Entities have not received any notice, demand letter, executive or administrative order, directive or request for information from any federal, state, local or foreign governmental entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law;

                           H. During the period of the TW Entities' ownership or operation of any of their respective current properties, there has been no contamination by or release of Hazardous Material in, on, under or affecting such properties which constituted a violation of any Environmental Laws. Prior to the period of the TW Entities' ownership or operation of any of their respective current properties, there was no contamination by or release of Hazardous Material or oil in, on, under or affecting any such property which constituted a violation of any Environmental Laws and as to which the TW Entities may have liability; and

                           I. Neither of the TW Entities participates in the management of a Loan Property to an extent that it would be deemed an "owner or operator" as defined in 42 U.S.C.
         Section 9601 or any similar Environmental Law.

                  (ii) The following definitions apply for purposes of this
Section 3.3(r): (w) "Loan Property" means any property in which either of the TW Entities holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property;
(x) "Environmental Law" means (i) any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, directive, executive or administrative order, judgment, decree, injunction, requirement or agreement with any governmental entity, relating to
(A) the protection, preservation or restoration of the environment (which includes, without limitation, air, water vapor, surface water, groundwater, drinking water supply, structures, soil, surface land, subsurface land, plant and animal life or any other natural resource), or (B) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of, Hazardous Materials, in each case as amended and as now or hereafter in effect, including all current Environmental Laws, all future interpretations of current Environmental Laws and all future Environmental Laws and subsequent interpretations thereof. The term "Environmental Law" includes (i) all federal, state and local laws, rules, regulations or requirements relating to the protection of the environment including, without limitation, the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the federal Water Pollution Control Act of 1972, the federal Clean Air Act, the federal Clean Water Act, the federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the federal Solid Waste Disposal Act and the federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970, the Federal Hazardous Materials Transportation Act, or any so-called "Superfund" or "Superlien" law, each as amended and as now or hereafter in effect, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Material; and (y) "Hazardous Material" means any substance in any concentration which is or could be detrimental to human health or safety or to the environment, currently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component. The term "Hazardous Material" includes, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance, oil or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos-containing material, urea formaldehyde foam insulation, lead, lead-based paint and polychlorinated biphenyl.

         (s) Allowance. The TW Entities have disclosed to the Acquiror in writing prior to the date hereof the amounts of all loans, leases, advances, credit enhancements, other extensions of credit, commitments and interest-bearing assets of the TW Entities with an original principal amount in excess of $100,000 that, as of September 30, 1996, have been criticized or classified by it as "Other Loans Specially Mentioned," "Special Mention," "Substandard," "Doubtful," "Loss," "Classified," "Criticized," "Credit Risk Assets," "Concerned Loans" or words or concepts of similar import.

         (t) Material Interests of Certain Persons. No officer or director of the TW Entities, or any "associate" (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of any such officer or director, has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of the TW Entities.

         (u) Insurance. The TW Entities are insured for such reasonable amounts with financially sound and reputable insurance companies, and against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. All of the insurance policies and bonds maintained by the TW Entities are in full force and effect, the TW Entities are not in default thereunder and all material claims thereunder have been filed in due and timely fashion. No claim by the TW Entities on or in respect of an insurance policy or bond has been declined or refused by the relevant insurer or insurers. Between the date hereof and the Effective Time, the TW Entities will use commercially reasonable efforts to maintain the levels of insurance coverage in effect on the date hereof.

         (v) Books and Records. The books and records of the TW Entities have been, and are being, maintained in accordance with all applicable legal, regulatory and accounting requirements and reflect in all material respects the substance of events and transactions that are required to and should be included therein.

         (w) Corporate Documents. Each of the TW Entities has delivered to the Acquiror true and complete copies of its articles of incorporation and by-laws, as each of them is in effect on the date hereof.

         (x) Company Action. The Board of Directors of each of the TW Entities (at a meeting duly called and held) has by the requisite vote of all directors present (i) determined that the Merger is advisable and in the best interests of the TW Entities and their shareholders, (ii) approved this Agreement, and the transactions contemplated hereby, and (iii) directed that, subject to the provisions of applicable law, this Agreement be submitted for approval by the respective shareholders of the TW Entities.

         (y) Indemnification. Other than the indemnification agreements listed in the TW Disclosure Letter (true and complete copies of which have been delivered to the Acquiror with the TW Disclosure Letter) and pursuant to the provisions of its articles of incorporation and by-laws, neither of the TW Entities is a party to any indemnification agreement with any of its present or former directors, officers, employees, agents or other persons who serve or served in any other capacity with any other enterprise at the request of TW Holding (a "Covered Person").

         (z) Loans. Each loan reflected as an asset on the TW Entities' balance sheets as of December 31, 1995 and each balance sheet date subsequent thereto
(i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and what they purport to be, and (ii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         (aa) Derivatives Contracts; Structured Notes; Etc. Neither of the TW Entities is a party to or has agreed to enter into an exchange traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is not fully disclosed in its most current Reports and financial statements, and is a derivative contract (including various combinations thereof) (each a "Derivatives Contract") or owns securities that (i) are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives" or (ii) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes, except for those Derivatives Contracts and other instruments legally purchased or entered into in the ordinary course of business, consistent with safe and sound banking practices and regulatory guidance, and listed (as of the date hereof) in the TW Disclosure Letter or disclosed in its Reports filed on or prior to the date hereof.

         (ab) Disclosure. No written statement, certificate, schedule, list or other written information furnished by or on behalf of the TW Entities to the Acquiror pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Section 3.4. Representations and Warranties of the Acquiror. The Acquiror represents and warrants to TW Holding that:

         (a) Organization. The Acquiror has been duly organized and is validly existing in good standing as a federal savings bank under the laws of the United States. All of the shares of the capital stock of Merger Sub, when issued, will be owned directly by the Acquiror. The Acquiror has the requisite corporate and other power and authority to carry on its respective businesses as they are now being conducted and to own its properties and assets.

         (b) Qualifications. The Acquiror is in good standing as a foreign corporation in each jurisdiction in which the business conducted by it requires such qualification.

         (c) Corporate Authority. The Acquiror has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement is a valid and binding agreement of the Acquiror enforceable against the Acquiror in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting the rights of creditors of federal savings banks and to general equitable principles regardless of whether such enforcement is sought at law or in equity.

         (d) No Violations. The Acquiror is not in breach or violation or default under (and no event has occurred which with due notice or lapse of time or both would constitute a default under) any agreement, indenture or instrument which breach, violation or default would materially and adversely affect or delay the ability of the Acquiror to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated hereby or to perform its covenants and agreements on a timely basis under this Agreement.

         (e) Access to Funds. The Acquiror has, or on the Effective Date will have, all funds necessary to consummate the Merger and pay the aggregate Merger Consideration.

         (f) Absence of Regulatory Actions. Neither the Acquiror nor any of its subsidiaries is a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions related thereto at the request of any Government Regulator nor has it been advised by any Government Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking. The Acquiror is not aware of any special facts or circumstances relating to the Acquiror that have not been disclosed to TW Holding that would cause any of the Government Regulators or any other person or entity to fail to give any of the approvals, consents or waivers referred to in Section 5.1(b).


                              ARTICLE IV. COVENANTS

         Section 4.1. Acquisition Proposals. TW Holding and TW Bank each agrees that neither it nor any of its officers or directors shall, and each of TW Holding and TW Bank shall direct and use its best efforts to cause its employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its subsidiaries) not to, directly or indirectly, initiate, solicit, or encourage, subject to fiduciary duties, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to shareholders of TW Holding) with respect to a merger, consolidation or similar transaction involving, or any purchase of all or any significant portion of the consolidated assets, deposits or any equity securities of, the TW Entities (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or, except to the extent legally required for the discharge by the directors of TW Holding of their fiduciary duties as advised by legal counsel with respect to an unsolicited offer from a third party, engage in any negotiations concerning or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. TW Holding shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties (other than the Acquiror) conducted heretofore with respect to any of the foregoing. TW Holding will take the necessary steps to inform promptly the appropriate individuals or entities referred to in the first sentence hereof of the obligations undertaken in this
Section 4.1. TW Holding agrees that it will notify the Acquiror immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with TW Holding. TW Holding also agrees that it promptly shall request each other person (other than the Acquiror) that has heretofore executed a confidentiality agreement in connection with its consideration of acquiring TW Holding or TW Bank to return all confidential information heretofore furnished to such person by or on behalf of TW Holding or TW Bank and enforce any such confidentiality agreements.

         Section 4.2. Certain Policies of the TW Entities. At the request of the Acquiror, TW Holding shall, to the extent consistent with generally accepted accounting principles, modify and change its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) after the date on which all required regulatory approvals are received and not earlier than 15 days prior to nor later than the day prior to, the Effective Time so as to be consistent with those of the Acquiror, taking into account the Acquiror's intended operations after the closing; provided, however, that TW Holding shall not be required to take such action unless the Acquiror agrees in writing that, based on the information provided to it by TW Holding or otherwise known to the Acquiror at such time, all conditions to the Acquiror's obligation to consummate the Merger shall have been satisfied. The TW Entities' representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of this
Section 4.2.

         Section 4.3. Employees. (a) Prior to the Effective Time and as soon as practicable after the date hereof, the Acquiror shall evaluate the employees and existing operations of the TW Entities to determine which positions in and employees of the TW Entities will be required for the continuing operations of the Surviving Corporation and the Acquiror as of and after the Effective Time. The TW Entities shall cooperate in good faith with the Acquiror in assisting the Acquiror's investigation by, among other things, making available to the Acquiror employee evaluations and other records to the extent permitted by law, and facilitating interviews with TW Entities employees.

         (b) Prior to the Effective Time and as soon as practicable after the receipt of all necessary regulatory approvals to the transactions contemplated herein, the Acquiror shall identify to the TW Entities those employees of the TW Entities to whom the Acquiror desires to offer employment as of and after the Effective Time. Those employees whose positions will be eliminated and to whom the Acquiror determines not to offer employment shall be given notice prior to the Effective Date by the TW Entities and the Acquiror of their termination effective as of the Effective Time. The Acquiror shall endeavor in good faith to identify employment opportunities for any such employees with the Acquiror. Such efforts shall include posting of employment opportunities with the Acquiror and interviewing any such employee of the TW Entities who desires to be considered for such a position with the Acquiror.

         (c) It is the intention of the Acquiror to train all employees of the TW Entities that the Acquiror expects to employ with the Acquiror in the Acquiror's procedures prior to the Effective Date. The TW Entities shall cooperate in good faith with the Acquiror in facilitating such training, including, without limitation by making such employees available for such training for reasonable periods during normal business hours.

         (d) Any employee accepting employment with the Acquiror will not receive a guarantee of any minimum period of employment, it being the intention and understanding of the parties that such employment shall be solely at the will of the Acquiror. Employees who are employed by the Acquiror after the Effective Time will receive credit for their prior service with the TW Entities for purposes of eligibility and vesting only, and not for purposes of determining the amount of benefits payable, under the Acquiror's existing employee benefit plans and programs other than the Acquiror's defined benefit retirement plan, as to which such employees shall be treated for all purposes as new employees, and except that such employees shall receive prior service credit for purposes of determining eligibility for annual amounts of permitted vacation time and for determining amounts of accrued sick days.

         (e) Full time and part time employees of the TW Entities on the date hereof who are involuntarily terminated other than for cause after the Effective Time and within one year after the Effective Date shall be eligible for benefits to the extent and as provided under the TW Retention Bonus Plan attached as Exhibit B hereto (the "Retention Bonus Plan"). Those employees of the TW Entities that are terminated as of the Effective Time pursuant to paragraph (b) above shall also be entitled to benefits under the Retention Bonus Plan.

         (f) This Agreement is intended to result solely in the acquisition by the Acquiror of the TW Entities and is not intended to confer any continuing rights to employment on the part of the employees of the TW Entities after the Effective Time. The TW Entities shall make no representations to their employees regarding employment by the Acquiror. The TW Entities shall remain solely responsible for their employees, representatives and agents during their employment with the TW Entities prior to the Effective Time and with respect to all matters arising during or from such employment with the TW Entities during such period, including, without limitation, the payment of any accrued vacation pay, sick pay, severance payments or other payments to which such employees may be entitled. Such payments and the TW Entities' obligations to make such payments shall be fully and fairly reflected in the TW Entities' financial statements prior to and as of the Effective Time to the extent required by generally accepted accounting principles.

         Section 4.4. Access to Information. (a) Upon reasonable notice during the period prior to the Effective Time, each of the TW Entities shall afford access to the officers, employees, accountants, counsel and other representatives of the Acquiror, during normal business hours (provided such access does not unreasonably interfere with the operations of TW Bank), to all its properties, books, contracts, commitments, records, officers, employees, accountants, counsel and other representatives and, during such period, the TW Entities shall make available to the Acquiror (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal or state securities laws or federal or state banking laws (other than any reports or documents which the TW Entities are not permitted to disclose under applicable law) and (ii) all other information concerning its business, properties and personnel as the Acquiror may reasonably request. The TW Entities shall not be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of the TW Entities' customers, jeopardize any attorney-client privilege or contravene any law, rule, regulations, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement; provided, that the TW Entities shall make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply that will provide all information to the Acquiror that may be material to its consideration of the TW Entities. The Acquiror will hold all such information in confidence in accordance with the provisions of the confidentiality agreement, dated May 1, 1996, between the Acquiror and TW Holding (the "Confidentiality Agreement").

         (b) No investigation by the Acquiror hereunder shall affect the representations, warranties, covenants or agreements of the TW Entities herein.

         (c) Each of the TW Entities shall promptly after the end of each month inform the Acquiror of any new criticism or classification of its assets (as referred to in Section 3.3(s)) that is determined or modified at any time after the date hereof and of any changes in the TW Entities' allowance for loan and lease losses from the prior month-end, including an explanation of the reasons therefor.

         Section 4.5. Regulatory Matters. (a) The parties hereto shall cooperate with each other and use their best efforts promptly to prepare and file within thirty days of the date hereof all necessary applications, and thereafter to effect all documentation, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and governmental authorities which are necessary or advisable to consummate the transactions contemplated by this Agreement. The TW Entities and the Acquiror shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to the TW Entities or the Acquiror, as the case may be, and any of their respective subsidiaries, which appear in any filing made with, or written materials submitted to, any third party or any governmental authority in connection with the transactions contemplated by this Agreement. The Acquiror shall provide copies of all non-confidential portions of applications made by it with the OTS and shall periodically update the TW Entities on the status of such applications. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and governmental authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

         (b) The Acquiror and the TW Entities shall, upon request, furnish each other with all information concerning themselves, their subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement (as defined in Section 4.8) or any other statement, filing, notice or application made by or on behalf of the Acquiror or the TW Entities to any governmental authority in connection with the Merger and the other transactions contemplated by this Agreement.

         (c) The Acquiror and the TW Entities shall promptly furnish each other with copies of written communications received by the Acquiror or the TW Entities, as the case may be, or any of their "affiliates" or "associates" (as such terms are defined in Rule 12b-2 under the Exchange Act as in effect on the date of this Agreement) from, or delivered by any of the foregoing to, any governmental authority in respect of the transactions contemplated hereby.

         Section 4.6. Actions. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take promptly, or cause to be taken promptly, all actions and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as soon as practicable, including using efforts to obtain all necessary actions or non-actions, extensions, waivers, consents and approvals from all applicable governmental entities, effecting all necessary registrations, applications and filings (including, without limitation, filings under federal and any applicable state securities laws) and obtaining any required contractual consents and approvals (which shall be the obligation of the party hereto bound by the contract in question), and cause the closing of the transactions contemplated hereby to occur as soon as practicable after the receipt of all approvals, consents and waivers required by
Section 5.1(b). The TW Entities shall also use their best efforts to enable the Acquiror to succeed to TW Bank's Preferred Lender status under applicable programs of the United States Small Business Administration (it being understood that such status is determined solely by the Small Business Administration). In addition, each of the Acquiror and the TW Entities shall appoint a person who shall be responsible for coordinating with the other party in order to consider and respond to any requests for consents hereunder and otherwise to complete the transactions contemplated hereby as soon as practicable.

         Section 4.7. Publicity. The initial press release announcing this Agreement shall be mutually agreed and, thereafter, subject to the provisions of applicable law, the TW Entities and the Acquiror shall mutually agree with each other prior to issuing any press releases or otherwise making any statements, public or otherwise, with respect to the other or the transactions contemplated hereby and in making any filings with any governmental entity or with any national securities exchange with respect thereto.

         Section 4.8. Proxy Statement. Within thirty days of the date hereof TW Holding shall prepare a proxy statement in such form as shall be necessary to obtain all required shareholder action with respect to the Merger and this Agreement (the "Proxy Statement"), shall file the same with the SEC, and thereafter shall use its best efforts to (i) timely respond to comments of the staff of the SEC with respect thereto and (ii) promptly mail the Proxy Statement to all holders of record (as of the applicable record date) of shares of Holding Common Stock. TW Holding represents and covenants that the Proxy Statement and any amendment or supplement thereto, at the date of mailing to shareholders of TW Holding and at all relevant times thereafter, will be in compliance with all applicable rules and regulations and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Acquiror and TW Holding shall cooperate with each other in the preparation of the Proxy Statement.

         Section 4.9. Shareholder Action. TW Holding shall take all action necessary, in accordance with applicable law and regula- tions, and its articles of incorporation and by-laws, to obtain, as promptly as practicable, approval of this Agreement and the transactions contemplated hereby by the vote of shareholders of TW Holding required under applicable law and regulations. Except to the extent legally required for the discharge by such board of directors of its fiduciary duties as advised in writing by legal counsel, the board of directors of TW Holding shall recommend to the holders of the Holding Common Stock that they vote in favor of and approve the Merger and adopt and approve this Agreement and the transactions contemplated hereby.

         Section 4.10. Notification of Certain Matters. The TW Entities shall give prompt notice to the Acquiror of: (a) any notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by them subsequent to the date of this Agreement and prior to the Effective Time, under any contract material to the financial condition, properties, businesses or results of operations of the TW Entities taken as a whole to which either of them is a party or is subject; (b) any material adverse change in the financial condition, properties, business or results of operations of the TW Entities taken as a whole or the occurrence of any event which, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to result in any such change; and (c) any event or occurrence which may adversely affect the likelihood that a condition set forth in Article V will be satisfied. The TW Entities shall give prompt notice to the Acquiror of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

         Section 4.11. Tax Matters. The TW Entities shall keep the Acquiror fully apprised of their progress in the preparation of its or their tax returns and shall provide to the Acquiror copies of draft returns prior to filing. In addition, the TW Entities agree that they shall consult with the Acquiror prior to making any significant decisions with respect to tax reporting or other tax matters, in order to ensure to the extent possible that such decisions are consistent with the consummation of the transactions contemplated hereby.

         Section 4.12. Merger Sub. The Acquiror shall cause Merger Sub to be duly organized and shall vote its shares of Merger Sub in favor of, and otherwise cause Merger Sub to take all necessary action to consummate, the transactions contemplated hereby; provided, however, that the organization of Merger Sub pursuant to this Section 4.12 shall not be required in the event that the Acquiror acts to effectuate the transactions contemplated in this Agreement in an alternative fashion as permitted pursuant to the provisions of Section 1.6.

         Section 4.13. Updated Disclosure Letter. The TW Entities shall provide the Acquiror with an updated TW Disclosure Letter within two days prior to the Effective Date.

         Section 4.14. D&O Insurance. Notwithstanding anything to the contrary set forth in Section 2.2(f), TW Holding may, prior to the Effective Time, obtain an extension of coverage commonly referred to as "tail coverage" under its existing directors and officers liability insurance, within the range of cost and scope of coverage previously disclosed to the Acquiror, for a period of five years following the Effective Date. The Acquiror shall not seek an early termination of such coverage after the Effective Time.


                      ARTICLE V. CONDITIONS TO CONSUMMATION

         Section 5.1. Conditions to All Parties' Obligations. The respective obligations of the Acquiror, Merger Sub and TW Holdings to effect the Merger shall be subject to the satisfaction or waiver prior to the Effective Time of the following conditions:

         (a) This Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of the shareholders of TW Holding, by the Acquiror as the sole shareholder of Merger Sub and by the board of directors of Merger Sub, all in accordance with applicable law.

         (b) All necessary regulatory approvals, consents and waivers with respect to this Agreement and the transactions contemplated hereby shall have been received and all applicable statutory waiting periods shall have expired; provided, however, that no approval, consent or waiver referred to in this
Section 5.1(b) shall be deemed to have been received if it shall include any condition or requirement that, individually or in the aggregate, would materially and adversely impact the economic and business benefits of the transactions contemplated hereby to the Acquiror so as to render it inadvisable in the judgment of the Acquiror to proceed with the transactions contemplated hereby.

         (c) All other requirements prescribed by law which are necessary to the consummation of the transactions contemplated by this Agreement shall have been satisfied.

         (d) No party hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger or any other transaction contemplated by this Agreement, and no litigation or proceeding shall be pending against the Acquiror or the TW Entities or any of their subsidiaries brought by any governmental agency seeking to prevent consummation of the transactions contemplated hereby.

         (e) No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated, interpreted, applied or enforced by any governmental authority which prohibits, or makes illegal consummation of the Merger or any other transaction contemplated by this Agreement.

         Section 5.2. Conditions to Obligations of the Acquiror. The obligations of the Acquiror and, when duly incorporated, Merger Sub, to effect the Merger shall be subject to the satisfaction or waiver prior to the Effective Time of the following additional conditions:

         (a) Each of the representations and warranties of the TW Entities contained in this Agreement shall have been true and correct in all material respects on the date hereof and shall be true and correct on the Effective Date as if made on such date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date), with only such exceptions as are fairly and accurately described in the updated TW Disclosure Letter provided pursuant to Section 4.14 and are not, individually or in the aggregate, materially adverse; the TW Entities shall each have performed, in all material respects, each of its covenants and agreements contained in this Agreement; there shall have been no material adverse change in the financial condition, business or assets of the TW Entities taken as a whole since December 31, 1995, it being agreed that a decline in the investment income of the TW Entities arising solely from the limitations on permitted investments set forth in Section 2.2(a) shall not in and of itself be deemed to constitute such a material adverse change; the Acquiror shall have received a certificate signed by the Chief Executive Officer and the Chief Financial Officer of each of the TW Entities, dated the Effective Date, to the foregoing effect; that certain Noncompetition Consulting Agreement.

         (b) The Acquiror shall have received an opinion, dated the Effective Date, from counsel to the TW Entities, substantially in the form attached as Exhibit C hereto, and containing such qualifications and exceptions as are customary in transactions of this type, and such other documents and certificates as the Acquiror shall reasonably request or that are customary in transactions of this type.

         (c) The Acquiror shall have received the updated TW Disclosure Letter from the TW Entities required by Section 4.14.

         (d) Dissenting Shareholders shall have exercised their dissenters rights with respect to no more than ten percent of the outstanding Holding Common Stock.

         (e) The Shareholder Agreements referred to in the Recitals hereto shall be in full force and effect and the shareholders of TW Holding signatory thereto shall be in full compliance with the terms thereof.

         Section 5.3. Conditions to Obligations of the TW Entities. The obligation of the TW Entities to effect the Merger shall be subject to the satisfaction or waiver prior to the Effective Time of the following additional conditions:

         (a) Each of the representations, warranties and covenants of the Acquiror contained in this Agreement shall have been true and correct on the date hereof and shall be true and correct on the Effective Date as if made on such date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date), with only such exceptions as are not, individually or in the aggregate, materially adverse; the Acquiror shall have performed, in all material respects, each of its covenants and agreements contained in this Agreement; and TW Holding shall have received certificates signed by the Chief Executive Officer and the Chief Financial Officer of the Acquiror, dated the Effective Date, to the foregoing effect.

         (b) TW Holding shall have received an opinion, dated the Effective Date, from counsel to the Acquiror, to the effect that all regulatory approvals, consents or waivers of governmental authorities that are required to be obtained by the Acquiror under federal law in order to permit the consummation by it of the transactions contemplated by this Agreement have been obtained, and all filings required to be made by the Acquiror under federal law in order to permit the consummation by it of the transactions contemplated by this Agreement have been made.

         (c) TW Holding shall have received an updated letter from Wedbush Morgan Securities Inc., dated as of a date within five days of the date of the Proxy Statement, confirming that in the opinion of such firm the consideration to be paid to the shareholders of TW Holding in the Merger in exchange for their shares of TW Common Stock is fair to such shareholders from a financial point of view.



                             ARTICLE VI. TERMINATION

         Section 6.1. Termination. This Agreement may be terminated, and the Merger abandoned, prior to the Effective

Time, either before or after its approval by the shareholders of TW Holding:

         (a) by the mutual consent of the Acquiror and TW Holding;

         (b) by the Acquiror or TW Holding, if its board of directors so determines by vote of a majority of the members of its entire board, in the event of (i) the failure of the shareholders of TW Holding to approve this Agreement, or (ii) a material breach by the other party hereto of any material representation, warranty, covenant or agreement contained herein which is not cured or not curable within 30 days after written notice of such breach is given to the party committing such breach by the other party; provided, however, that neither party shall have the right to terminate this Agreement pursuant to this
Section 6.1(b) unless any breach of representation or warranty asserted as the basis for such termination, together with all other such breaches, would entitle the party receiving such representation or warranty not to consummate the transactions contemplated hereby under Section 5.2(a) (in the case of a breach of representation or warranty by the TW Entities) or Section 5.3(a) (in the case of a breach of representation or warranty by the Acquiror);

         (c) by the Acquiror or TW Holding by written notice to the other party if either (i) the condition set forth in Section 5.1(b) shall not have been satisfied by the Termination Date; or (ii) any governmental authority of competent jurisdiction shall have issued a final, unappealable order enjoining or otherwise prohibiting consummation of the transactions contemplated by this Agreement; or

         (d) by the Acquiror or TW Holding, if its board of directors so determines by vote of a majority of the members of its entire board, in the event that the Merger is not consummated by the Termination Date, unless the failure to so consummate by such time is due to the breach of any material representation, warranty or covenant contained in this Agreement by the party seeking to terminate. The term "Termination Date" shall mean April 30, 1997; provided, however, that either party hereto shall have the right to extend such Termination Date for up to an additional 45 days if, prior to the Termination Date, such party notifies the other party in writing that such party believes that the approvals, consents or waivers to be obtained by such party are imminent and a reasonable factual basis for such party's belief that such approvals, consents or waivers are imminent is set forth in such written notice.

         Section 6.2. Effect of Termination. In the event of the termination of this Agreement by either the Acquiror or TW Holding, as provided above, this Agreement shall thereafter become void and, subject to the last sentence of Section 8.2, there shall be no liability on the part of any party hereto or their respective officers or directors, except that any such termination shall be without prejudice to the rights of any party hereto arising out of the willful breach by any other party of any covenant or willful misrepresentation contained in this Agreement including, without limitation, rights to recover any out of pocket or transaction-related expenses arising from the transactions contemplated by this Agreement.

         Section 6.3. Termination Payment. If this Agreement is terminated pursuant to its terms (other than termination by mutual agreement of the parties pursuant to Section 6.1(a), termination by either party pursuant to Section 6.1(b)(i) if there was no Acquisition Proposal and the stockholders signatory to the Shareholder Agreements referred to in the Recitals hereto have voted for approval of the Merger, termination solely by TW Holding pursuant to Section 6.1(b)(ii) because of a material breach of this Agreement by the Acquiror, or termination by either party pursuant to Section 6.1(c) in the event the governmental or regulatory approvals referred to therein are not given or received for reasons not relating to an Acquisition Event (as defined below)) and an Acquisition Event shall occur within 12 months after the date of such termination, TW Holding shall pay the sum of $1,900,000 to the Acquiror promptly, but in no event later than two business days after the occurrence of such Acquisition Event, by wire transfer of immediately available Federal Funds to such account as the Acquiror shall designate. For purposes of this Section 6.3, the term Acquisition Event shall mean any of the following: (i) any person or entity (other than the Acquiror) shall have acquired, whether pursuant to a tender offer or otherwise, beneficial ownership of 20% or more of the outstanding shares of Holding Common Stock; (ii) the Board of Directors of TW Holding shall fail to recommend, or shall have withdrawn its recommendation, to the TW stockholders that they vote to approve this Agreement and the Merger; or
(iii) either of the TW Entities shall have recommended or proposed, or shall have publicly announced an intention to recommend or propose, or shall have entered into or approved through action of its Board of Directors, an agreement with any person or entity (other than the Acquiror) to (A) effect a merger, consolidation or similar transaction involving either of the TW Entities, (B) sell, lease or otherwise dispose of assets of either of the TW Entities representing 15% or more of the consolidated assets of either of the TW Entities, or (C) issue, sell or otherwise dispose of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 20% or more of the voting power of either of the TW Entities. For purposes of this Agreement, the mere inclusion in the Proxy Statement referred to in Section 4.8 of a description of an Acquisition Proposal, without endorsement or recommendation thereof by TW Holding, shall not be deemed a recommendation or proposal thereof within the meaning of clause (iii) of the preceding sentence.

                 ARTICLE VII. EFFECTIVE DATE AND EFFECTIVE TIME

         Section 7.1. Effective Date and Effective Time. The Merger shall become effective when the Merger Agreement is properly filed with the California Secretary of State in accordance with the applicable provisions of the California General Corporation Law; provided that, the Articles of Combination may provide that the Merger shall become effective at a later date or time designated by the Acquiror and TW Holding. When used in this Agreement, the term "Effective Date" shall mean the date on which, and the term "Effective Time" shall mean the date and time at which, the Merger Agreement is filed with the California Secretary of State (or such later date and time as may be specified therein).


                           ARTICLE VIII. OTHER MATTERS

         Section 8.1.  Certain Definitions: Interpretation.

         (a) As used in this Agreement, the following terms shall have the meanings indicated:

         "person" includes an individual, corporation, partnership, limited liability company, association, trust or unincorporated organization; and

         "subsidiary," with respect to a person, means any other person controlled by such person.

         (b) The following terms used in this Agreement are defined in the respective Sections of this Agreement indicated opposite each such term below:

                                      SECTIONS
                                      --------
Acquiror                              Preamble
Acquisition Event                     6.3
Acquisition Proposal                  4.1
affiliate                             1.6 and 4.5(c)
Agreement                             Preamble
associate                             3.3(t)
BHCA                                  Recitals
BIF                                   Recitals
Certificate                           1.3(a)
Code                                  3.3(n)
Confidentiality Agreement             4.4(a)
Covered Person                        3.3(y)
Derivatives Contract                  3.3(aa)
Dissenting Shareholder                1.2(c)
Dissenting Shares                     1.2(c)
Effective Date                        7.1
Effective Time                        7.1
Employee Agreements                   3.3(n)

employee benefit plans                  3.3(n)
Environmental Law                       3.3(r)(ii)
ERISA                                   3.3(n)
ERISA Affiliates                        3.3(n)
Exchange Act                            3.3(t)
Exchange Agent                          1.3(b)
Excluded Shares                         1.2(c)
FDIA                                    3.3(a)(ii)
FDIC                                    Recitals
Federal Reserve Board                   Recitals
Government Regulators                   3.3(k)
Hazardous Material                      3.3(r)(ii)
Holding Common Stock                    Recitals
Loan Property                           3.3(r)(ii)
Merger                                  1.1
Merger Agreement                        1.1
Merger Consideration                    1.2(a)
Merger Sub                              Recitals
OTS                                     Recitals
owner or operator                       3.3(r)(i)(I)
person                                  8.1
Proxy Statement                         4.8
Reports                                 3.3(g)(i)
Retention Bonus Plan                    4.3(d)
SAIF                                    Recitals
SEC                                     3.3(g)
Shareholders Agreement                  Recitals
Stock Option Agreement                  Recitals
subsidiary                              8.1
Surviving Corporation                   1.1
Termination Date                        6.1(d)
TW Bank                                 Preamble
TW Disclosure Letter                    3.1
TW Entities                             Preamble
TW Holding                              Preamble

         (c) When a reference is made in this Agreement to Articles or Sections such reference shall be to an Article or a Section of this Agreement unless otherwise indicated. The table of contents and headings, contained in this Agreement are for ease of reference only and shall not affect the meaning or interpretation of this Agreement. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation", whether or not so stated. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.

         Section 8.2. Survival. Only those agreements and covenants of the parties that are by their terms applicable in whole or in part after the Effective Time shall survive the Effective Time. All representations and warranties, and all other agreements and covenants shall be deemed to be conditions of this Agreement and shall not survive the Effective Time. If this Agreement shall be terminated, the agreements of the parties in the last sentence of Sections 4.4(a) and 8.6 shall survive such termination.

         Section 8.3. Waiver. Any provision of this Agreement may be: (i) waived by the party benefited by the provision, or (ii) as permitted by applicable law, amended or modified (including the structure of the transaction), either prior to or after this Agreement and the transactions contemplated hereby are approved by the shareholders of TW Holding; provided, that any such waiver, amendment or modification shall be effective only if given or made by an agreement in writing between the parties hereto approved by their respective boards of directors.

         Section 8.4. Counterparts. This Agreement may be executed in counterparts each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

         Section 8.5. Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the United States and the State of California without regard to the conflict of laws principles thereof.

         Section 8.6. Expenses. Each party hereto will pay all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby. TW Holding shall be liable for all fees and expenses of Wedbush Morgan Securities, Inc. but shall not be liable for any financial services advisory fees incurred by the Acquiror. The Acquiror shall not be liable for any financial services advisory fees incurred by TW Holding, including the fees and expenses of Wedbush Morgan Securities, Inc.

         Section 8.7. Notices. All notices, requests, acknowledgments and other communications hereunder to a party, or changes to this notice provision, shall be in writing and shall be deemed to have been duly given when delivered by hand or private courier, or when transmitted by telecopy or telegram to such party at its address set forth below or such other address as such party may specify by notice to the other party hereto.

                  If to the TW Entities, to:

                           David H. Hender
                           President and Chief Executive Officer
                           TransWorld Bancorp
                           15233 Ventura Boulevard
                           Sherman Oaks, California  91403
                           Facsimile: (818) 905-7294

                  With copies to:

                           Ellen R. Marshall
                           Morrison & Foerster
                           19900 MacArthur Boulevard, Suite 1200
                           Irvine, California  92715
                           Facsimile: (714) 251-0900

                  If to the Acquiror or Merger Sub:

                           Richard A. Fink,
                           Senior Executive Vice President
                           Glendale Federal Bank, Federal Savings Bank
                           414 North Central Avenue
                           Glendale, California  91203
                           Facsimile: (818) 409-3151

                  With copies to:

                           James R. Walther, Esq.
                           Mayer, Brown & Platt
                           350 South Grand Avenue
                           25th Floor
                           Los Angeles, California  90071
                           Facsimile: (213) 625-0248

         Section 8.8. Entire Agreement; No Third Party Beneficiaries. This Agreement, the Shareholder Agreements referred to in the Recitals hereto and the Confidentiality Agreement referenced in Section 4.4(a) represent the entire agreement and understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made. Nothing in this Agreement is intended to confer upon any person other than the Acquiror and the TW Entities any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         Section 8.9. Parties Bound; Assignment. All terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement may not be assigned by any party hereto without the written prior consent of the other parties hereto.

         Section 8.10. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

         Section 8.11. Captions. The Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

GLENDALE FEDERAL BANK,
FEDERAL SAVINGS BANK                      TRANSWORLD BANCORP


By:  /s/ Richard A. Fink                  By:  /s/ Louis J. Galen
   -----------------------------             -------------------------------
         Richard A. Fink                           Louis J. Galen
         Senior Executive Vice                     Chairman of the Board of
         President                                 Directors

                                          By:  /s/ David H. Hender
                                             -------------------------------
                                                   David H. Hender
                                                   President and Chief
                                                   Executive Officer


                                          TRANSWORLD BANK


                                          By:  /s/ Louis J. Galen
                                             -------------------------------
                                                   Louis J. Galen
                                                   Chairman of the Board of
                                                   Directors


                                          By:  /s/ David H. Hender
                                             -------------------------------
                                                   David H. Hender
                                                   Vice Chairman and Chief
                                                   Executive Officer

                                   EXHIBIT A

                              AGREEMENT OF MERGER
                                    between
                                  [MERGER SUB]
                                      and
                               TRANSWORLD BANCORP

        THIS AGREEMENT OF MERGER ("Agreement") is dated as of ________________, 19__ and is entered into between [Merger Sub] ("Merger Sub"), a California corporation, and TransWorld Bancorp, a California corporation ("TW Holding"), which corporations are sometimes hereinafter collectively referred to as the "Constituent Corporations" and, individually as a "Constituent Corporation", on the basis of the following facts:

        A. TW Holding is a corporation duly organized and existing under the laws of the State of California. TW Holding has authorized capital stock of 6,000,000 shares of common stock, without par value (the "Holding Common Stock"), of which 3,451,715 shares are issued and outstanding at the date hereof.

        B. Merger Sub is a corporation duly organized and existing under the laws of the State of California. Merger Sub has authorized capital stock of ______ shares of common stock, par value $0.01 per share (the "Merger Sub Common Stock"), of which ______ shares are issued and outstanding at the date hereof.

        C. Merger Sub is a wholly owned subsidiary of Glendale Federal Bank, Federal Savings Bank ("Acquiror"). Acquiror, TW Holding and TW Holding's wholly owned subsidiary, TransWorld Bank, a commercial bank organized under the laws of the State of California (TW Holding and TransWorld Bank being collectively referred to herein as the "TW Entities"), are parties to that certain Agreement and Plan of Merger, dated as of November 1, 1996 (the "Plan of Merger") providing for the acquisition of the TW Entities by Acquiror.

        D. The Plan of Merger requires Merger Sub and TW Holding to execute and file this Agreement with the California Secretary of State.

        E. The Board of Directors of Acquiror and the respective shareholders and Boards of Directors of Merger Sub and the TW Entities have each approved the Plan of Merger, this Agreement and the transactions contemplated thereby and hereby in accordance with applicable law.

        NOW, THEREFORE, the Constituent Corporations hereby agree as follows:

        1. Merger. At the Effective Time (as defined below) Merger Sub shall be merged with and into TW Holding (the "Merger") in accordance with the applicable provisions of the California General Corporation Law, and on the terms and conditions set forth herein. TW Holding shall be the surviving corporation in the Merger and is referred to in this Agreement in such capacity as the "Surviving Corporation".

        2. Effective Time. The Merger shall be effective at the time (the "Effective Time") when a copy of this Agreement is filed with the California Secretary of State in accordance with Section 1103 of the California General Corporation Law.

        3. Effect of Merger. At the Effective Time (i) the separate corporate existence of Merger Sub shall cease, and (ii) the Surviving Corporation shall succeed, without other transfer, to all of the assets, rights, properties, obligations and liabilities of each of the Constituent Corporations and shall be subject to all the debts and liabilities of each of the Constituent Corporations in the same manner as if the Surviving Corporation had itself incurred them, all as provided in the applicable provisions of the California General Corporation Law. All rights of creditors and all liens upon the property of each of the Constituent Corporations shall be preserved unimpaired after the Merger, provided that such liens upon property of a disappearing corporation shall be limited to the property affected thereby immediately prior to the Effective Time of the Merger.

        4. Conversion of Stock. The manner of converting the shares of the capital stock of the Constituent Corporations upon the Merger shall, by virtue of the Merger and without the need of any action on the part of any one thereof or their respective shareholders, be as follows:

                (a) Each share of the Holding Common Stock issued and outstanding immediately prior to the Effective Time (other than (i) shares of Holding Common Stock held by any holder (a "Dissenting Shareholder") who shall have taken the necessary steps to seek appraisal of and to demand payment for such shares of Holding Common Stock pursuant to the dissenters' rights provisions of California law ("Dissenting Shares"), and (ii) shares of Holding Common Stock held as treasury stock by either of the TW Entities (collectively, the "Excluded Shares")), shall be converted into the right solely to receive $18.25 in cash, without interest (the "Merger Consideration"). Dissenting Shares shall be treated as provided in Section 4(c) below. All other Excluded

        Shares shall be canceled and retired and no payment shall be made with respect thereto.

                (b) Each share of the Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall at the Effective Time be converted into one share of the common stock of the Surviving Corporation and shall thereafter constitute all of the issued and outstanding shares of the capital stock of the Surviving Corporation.

                (c) Dissenting Shares shall not be converted into the right to receive the Merger Consideration at or after the Effective Time unless and until the holder of such Dissenting Shares withdraws his or her demand for appraisal and payment with respect to such Dissenting Shares with the consent of the Acquiror or TW Holding, if such consent is required, or becomes ineligible for such appraisal and payment. If a holder of Dissenting Shares shall withdraw in writing his or her demand for such appraisal and payment with the consent of the Acquiror or TW Holding, if such consent is required, or shall become ineligible for such appraisal and payment (through failure to comply with the requirements of applicable law therefor or otherwise), then, as of the later of the Effective Time or the occurrence of such event, such holder's Dissenting Shares shall automatically be converted into and represent the right to receive the Merger Consideration (without interest thereon). TW Holding shall give the Acquiror prompt notice of any demands for such appraisal, withdrawals of demands for such appraisal and any other instruments served pursuant to applicable law that are received by TW Holding or its representatives. TW Holding shall not voluntarily make any payment with respect to any such demands for appraisal and shall not, except with the prior written consent of the Acquiror, settle or offer to settle any such demands. Each holder of Dissenting Shares shall have only such rights and remedies as are granted to such holder under the provisions of applicable law and regulations. Dissenting Shares shall not, after the Effective Time, be entitled to vote for any purpose or be entitled to the payment of dividends or other distributions (except any such dividends or other distributions as may have been payable to the shareholders of TW Holding of record prior to the Effective Time).

         5. Articles and By-Laws of the Surviving Corporation. At the Effective Time, the articles of incorporation and by-laws of TW Holding, as in effect immediately prior to the Effective Time, shall become the articles of incorporation and by-laws of the Surviving Corporation in accordance with
Section 1103 of the California General Corporation Law.

        6. Directors and Officers of the Surviving Corporation. At the Effective Time, the directors and officers of Merger Sub immediately prior thereto shall become the directors and officers of the Surviving Corporation.

        7. Name of the Surviving Corporation. The name of the Surviving Corporation shall be TransWorld Bancorp.

        IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers pursuant to the approval and authority duly given by resolutions of their respective Boards of Directors, all as of the date set forth above.

                                        [MERGER SUB]


                                        By
                                           ----------------------------------
                                                                President

Attest:
       ------------------------
              Secretary

                                        TRANSWORLD BANCORP


                                        By
                                           ----------------------------------
                                                                President

Attest:
       ------------------------
              Secretary

                                   EXHIBIT B


                              RETENTION BONUS PLAN


PURPOSE

TransWorld Bancorp and TransWorld Bank (collectively "TransWorld") have entered into an agreement to be acquired by and to merge into Glendale Federal Bank ("Glendale"). The closing of the transaction is subject to a number of conditions, including regulatory approvals, which will take several months to accomplish. Between now and the closing, management of both TransWorld and Glendale want to continue operations at TransWorld as they have historically been conducted. Management of both companies realize what an important part the employees of TransWorld have played in its success, and what an important part TransWorld's employees will play in the future success of these operations.

To the extent that positions are eliminated as a result of the acquisition, Glendale has agreed to identify potential employment opportunities for those affected that may be available in other Glendale operations. Employees for whom other positions are not found, and who are involuntarily terminated during the 12-month period after the closing, will be eligible for benefits under this Retention Bonus Plan.

As an incentive for TransWorld employees to remain with TransWorld and to continue their efforts in support of its business, TransWorld has adopted this Retention Bonus Plan to provide certain benefits for employees whose positions may be eliminated as a result of the acquisition. Between now and the closing of the transaction, management of Glendale and TransWorld will be working together to more clearly define how their operations will be combined. These decisions will be communicated to employees as promptly as practicable.

ELIGIBILITY

For a TransWorld employee to be eligible for the Retention Bonus Program:

        1) The proposed acquisition of TransWorld by Glendale must be completed; and

        2) The employee must be a full time or part time active employee of TransWorld or on an approved leave of absence from TransWorld at the time of the adoption of this Retention Bonus Plan and at the consummation of the proposed acquisition; and

        3) The employee must be involuntarily terminated, other than for cause, within one year after completion of the acquisition of TransWorld by Glendale.

Any TransWorld employee who has an employment contract with separate or different severance provisions is not eligible to participate in this Retention Bonus Plan but shall instead be compensated as provided in such employee's employment contract.

BENEFITS

This Retention Bonus Plan is comprised of 2 components: Retention Bonus and
COBRA.

RETENTION BONUS PAYMENT:

Will be provided as specified in the following attached Schedules:

         Schedule                           Covered Employees
         --------                           -----------------

            A                               Designated Officers
            B                               Designated Officers
            C                               Designated Officers
            D                               All other employees

COBRA BENEFITS:

TransWorld will pay the employer portion of the COBRA medical and dental premiums for the length of the retention bonus period shown in the Schedules.

ADDITIONAL INFORMATION

- Employees who resign, who do not accept employment offered by Glendale or who are involuntarily terminated for cause will not be eligible to receive any benefits under this Retention Bonus Plan.

- The retention bonus payment will be paid to eligible employees as a lump-sum payment, less applicable taxes, following termination.

- The retention bonus payment will be available to eligible employees on an approved leave of absence from TransWorld if they return to active status and are involuntarily terminated within one year following the consummation of the proposed acquisition of TransWorld by Glendale.

- None of the information contained in this Retention Bonus Plan constitutes a contract for or promise of future employment or supersedes any TransWorld or Glendale policies which provide that employees are terminable at will, with or without cause.

- Except as provided above, benefits under this Retention Bonus Plan are in lieu of any severance benefits for which the employee may otherwise be deemed eligible.

- For purposes of calculating the retention bonus payment provided for herein, "Base Salary" shall be determined as of the effective date of the employee's termination and shall not include any amounts attributable to automobile allowance, deferred compensation or any additional bonus or incentive compensation.

Schedule A

TransWorld Retention Bonus Plan


RETENTION BONUS PAYMENT:

        Designated Officers                             Base Salary
        -------------------                             -----------

        EVP - Branch Administration                     Twelve (12) months
        EVP - Chief Credit Officer                      Twelve (12) months
        EVP - Chief Financial Officer                   Twelve (12) months
        EVP - Credit Administration                     Twelve (12) months
         VP - Manager of Corporate Facilities           Twelve (12) months

COBRA BENEFIT REIMBURSEMENT PERIOD:

        Twelve (12) months

Schedule B

TransWorld Retention Bonus Plan


RETENTION BONUS PAYMENT:

        Designated Officers                             Base Salary
        -------------------                             -----------
        SVP - Auditor                                   Nine (9) months
        SVP - Compliance/Loan Review                    Nine (9) months
        SVP - Human Resources                           Nine (9) months
        SVP - Information Services                      Nine (9) months
        SVP - Retirement Benefits/Marketing             Nine (9) months
        SVP - SBA Loans/Leasing                         Nine (9) months
         VP and Division Head - Operations              Nine (9) months

COBRA BENEFIT REIMBURSEMENT PERIOD:

        Nine (9) months

Schedule C

TransWorld Retention Bonus Plan

RETENTION BONUS PAYMENT:

        Designated Officers                     Base Salary
        -------------------                     -----------

        VP - Accounts Receivable Audit/
                Loan Review                     Six (6) months
        VP - Branch Operations/Security         Six (6) months
        VP - Cash Management Services           Six (6) months
        VP - Controller                         Six (6) months
        VP - Loan Adjustments                   Six (6) months
        VP - Service Center                     Six (6) months


COBRA BENEFIT REIMBURSEMENT PERIOD:

        Six (6) months

Schedule D

TransWorld Retention Bonus Plan


ELIGIBILITY:

        All other eligible employees not included in Schedules A, B and C

RETENTION BONUS PAYMENT:

        Ten (10 days of base salary (2 weeks), plus five (5) days of base salary (1 week) per full year of service

        Subject to:

        Minimum payment: twenty (20) days of base salary (4 weeks)
        Maximum payment: one hundred thirty (130) days of base salary (26 weeks)

COBRA BENEFIT REIMBURSEMENT PERIOD:

        0 -  60 months of service - one (1) month
       61 - 120 months of service - two (2) months
       121 months plus of service - three (3) months

                                   EXHIBIT C

                FORM OF LEGAL OPINION OF COUNSEL TO TW ENTITIES

        Morrison & Foerster, or other counsel to the TW Entities acceptable to the Acquiror for purposes of rendering such opinion, shall deliver its opinion to the effect that (all terms defined in the Plan to which this Exhibit C is attached being used below as so defined):

        1. TW Holding is duly organized, validly existing and in good standing as a corporation under the laws of the State of California. TW Bank is duly organized, validly existing and in good standing as a state-chartered commercial bank under the laws of the State of California. Each of the TW Entities has the corporate power and authority to carry on its business as it is now being conducted and to own its properties and assets.

        2. The authorized capital stock of the TW Entities is as set forth in Section 3.3(c) of the Plan. All outstanding shares of capital stock of the TW Entities are duly authorized, validly issued and outstanding, fully paid and, subject to Section 662 of the California Financial Code in the case of TW Bank, non-assessable, and subject to no preemptive rights arising under California law. Such counsel is not aware of any agreement, conversion rights or other commitments to issue capital stock of the TW Entities in addition to that currently issued and outstanding or to reacquire any capital stock of the TW Entities, other than the stock options granted to employees of TW Holding that are described in the TW Entities' Disclosure Letter.

        3. The TW Entities have the requisite corporate power and authority to enter into the Plan. All corporate and stockholder action required by law to be taken by them to authorize the execution and delivery of the Plan and the Merger Agreement, and the consummation of the Merger and the other transactions contemplated by the Plan has been taken. The Proxy Statement sent to the shareholders of TW Holding in connection with obtaining their approval of the Plan and the Merger complied as to form in all material respects with the requirements of the Exchange Act and the regulations of the SEC thereunder, and such counsel has no reason to believe that such Proxy Statement contained any false or misleading statement with respect to any material fact or omitted to state any material fact necessary in order to make the statements therein not false or misleading as of the time of the meeting of the shareholders of TW Holding at which such approval was obtained. The Plan is a valid and binding agreement of the TW Entities, enforceable against them in accordance with its terms, subject as to enforcement to bankruptcy, insolvency fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

        4. No regulatory approval, consent or waiver of any governmental authority is required to be obtained by either of the TW Entities in order to permit the consummation by it of the transactions contemplated by the Plan and the Merger Agreement, other than such as have been obtained by Glendale.

        5. The execution, delivery and performance of the Plan and the Merger Agreement by the TW Entities do not, and the consummation of the transactions contemplated thereby by the TW Entities will not, (i) conflict with or violate any law, regulation, judgment, decree or order, or conflict with or constitute a material breach of any agreement, indenture or instrument of the TW Entities identified to such counsel by senior executives of the TW Entities as a material agreement or to which the TW Entities (or any of their respective properties) is subject, or enable any person to enjoin the Merger or the other transactions contemplated hereby, (ii) conflict with or result in a violation of the charter or articles of incorporation or by-laws or similar organizational documents of the TW Entities or (iii) constitute a breach of or a default under (or an event which with due notice or lapse of time or both would constitute a default under) or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of the TW Entities under, any of the terms, conditions or provisions of any material note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which the TW Entities is a party, or to which any of their respective properties or assets may be bound or affected, in each case which have been identified to such counsel after due inquiry of senior executives of the TW Entities.

        6. Upon the filing of the Merger Agreement in accordance with the provisions thereof, the Merger will be validly consummated in accordance with the Merger Agreement and California and federal law, and each outstanding share of Bank Common Stock will be converted as provided in the Merger Agreement.

                                      C-2